Exhibit 10.17

GEORGETOWN SAVINGS BANK

INCENTIVE COMPENSATION PLAN

2012 GOALS

Organizational Level:  Executive

Employee:	Philip Bryan	Incentive Target:	11% ($17,561)
Title:	Senior Vice President/Chief Loan Officer	Current Salary:	$159,650

The dollar figures presented in this example are estimates. Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay, jury duty, holiday, vacation, personal and sick pay for the 2012 calendar year. Overtime, bonus payments, base-bonuses, incentives and all other non-base pay compensation are excluded from this calculation.

Minimum Thresholds

In order to receive payment for achievement of the goals listed below, the following thresholds must be met:

1.             CAMELS ratings must remain at one of the two highest ratings at all times during the Plan Year.  This will be measured by the OCC.

2.             Asset Quality must remain at a level of “Satisfactory” or better at all times during the Plan Year.  This will be measured by both internal audit results and OCC rating.

3.             Loan Quality Control Reviews must be “Satisfactory” or better at all times during the Plan Year.  This will be measured by internal audit results.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve ROA

Annual Payout Percentage: 40% = $7,025

Goals	Payout
95% of budget = .43%	$2,342
At budget = .45%	$4,683
106% of budget = .48%	$7,025
Stretch Goal
Every .03% over .48%	$2,342

Tier 2: Team Performance

GOAL #2: Profitability - Increase Net Mortgage Banking Income

Annual Payout Percentage:  20% = $3,512

Goals	Payout
98% of budget = $463,736	$1,171
At budget = $473,200	$2,341
125% of budget = $591,500	$3,512
Stretch Goal
Every $ 118,300 over $591,500	$1,171

GOAL #3: Profitability - Increase Net Outstanding Commercial Loans

Annual Payout Percentage: 20% = $3,512

Goals	Payout
98% of budget = $14,945,000	$1,171
At budget = $15,250,000	$2,341
125% of budget = $19,063,000	$3,512
Stretch Goal
Every $3,813,000 over $ 19,063,000	$1,171

GOAL #4: Profitability - Achieve Core Interest Rate Spread

Annual Payout Percentage: 20% = $3,512

Goals	Payout
97% of budget = 4.53%	$1,171
At budget = 4.67%	$2,341
103% of budget = 4.81%	$3,512
Stretch Goal
Every .14% over 4.81%	$1,171

Tier 3: Individual Performance

None

Minimum Level of Expectations

To be eligible for this Incentive Compensation Plan the employee must meet the following:

•                  Performing at a satisfactory level or above,

•                  Not on written warning, and

•                  Actively employed at the time of the incentive payment.

Clawback Provision

The Bank shall have the right to recoup or “clawback” awards paid under this Plan if the Compensation Committee concludes that such awards were based on information that was later found to be materially incorrect, including awards that were determined, in whole or part, on financial statement information that is subsequently restated.

The Bank reserves the right to change this Plan.  You will be notified in advance of any changes.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above:

/s/ Philip Bryan	3/16/12
Employee’s Signature	Date

/s/ Robert Balletto	3/16/12
Supervising Officer’s Signature	Date